UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 30, 2020
______________________
RealPage, Inc.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Lakeside Boulevard			75082-4305
Richardson	,	Texas
(Address of principal executive offices)			(Zip Code)
(972) 820-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Treasurer

On October 30, 2020, Brian Shelton was named Executive Vice President, Chief Financial Officer and Treasurer of RealPage, Inc. (the “Company”) and, in such role, will be the Company’s principal financial officer and principal accounting officer. Mr. Shelton, age 47, has been with the Company since 2014, previously serving as our Senior Vice President, Interim Chief Financial Officer and Treasurer and Chief Accounting Officer since August 2020. He served as Senior Vice President and Chief Accounting Officer from January 2020 until August 2020, and as Senior Vice President, Finance from 2014 until January 2020. Mr. Shelton’s financial and accounting experience spans more than two decades. From 2004 through 2014, Mr. Shelton held various financial leadership roles at St. Jude Medical, Inc., a global medical device manufacturer acquired by Abbot Laboratories in 2017. Prior to joining St. Jude Medical, Inc., Mr. Shelton held positions with Ernst & Young LLP and Arthur Andersen LLP. Mr. Shelton received his B.S. in Accountancy from Northern Arizona University and his M.B.A. from the Cox School of Business at Southern Methodist University.

In connection with Mr. Shelton's appointment as Chief Financial Officer, the Compensation Committee of the Board of Directors of the Company approved an increase in the annual base salary for Mr. Shelton, from $350,000 to $400,000, effective November 1, 2020, and he is eligible for an annual target bonus of 60% of his annual base salary. Mr. Shelton will also receive a special grant of shares of restricted stock of the Company valued at $100,000 at the grant date with market-based vesting. The market-based award will have vesting terms as determined by the Compensation Committee, and will become eligible to vest only if the trading price of the Company’s common stock rises to specified levels and exceeds those levels for a 20-day trading period. The Company’s market-based stock price targets require significant stock price increases in order for such award to become eligible to vest. The restricted stock award will be governed by the Company’s 2020 Equity Incentive Plan and the form of award agreement for such grant was previously filed as Exhibit 10.5 to the Company’s Form 10-Q (File No. 001-34846) filed on August 4, 2020.

There are no family relationships between Mr. Shelton and any director, executive officer, or other employee of the Company. Mr. Shelton has no material interests in any transactions or proposed transactions requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No. Description

99.1 RealPage, Inc. Press Release dated November 5, 2020.

The information furnished by this Current Report on Form 8-K under Items 9.01 and Exhibit 99.1 attached hereto shall be deemed furnished and not “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

	By:	/s/ Stephen T. Winn
Stephen T. Winn
Chief Executive Officer, President and Chairman

Date: November 5, 2020